Exhibit 99.1

Veracyte Announces Second Quarter 2025 Financial Results

Grew total revenue to $130.2 million and testing revenue to $122.3 million, representing increases of 14% year-over-year
Conference call and webcast today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., August 6, 2025 --- Veracyte, Inc. (Nasdaq: VCYT), a leading cancer diagnostics company, today announced financial results for the second quarter ended June 30, 2025.

“Testing growth continues to exceed our expectations, driven by Decipher which achieved its thirteenth consecutive quarter of over 25% year-over-year volume growth” said Marc Stapley, Veracyte’s chief executive officer. “This strong result, combined with Afirma volume meeting our expectations and the resolution of the French subsidiary proceedings, has positioned us for incremental investment in our strategic portfolio in the second half of 2025 and beyond, strengthening our confidence in delivering sustained long-term revenue growth. Backed by our differentiated platform and a growing body of clinical evidence, we are deeply committed to improving outcomes for patients around the world.”

Key Financial Highlights
For the three-month period ended June 30, 2025, as compared to the same period in 2024:
•Increased total revenue by 14% to $130.2 million and testing revenue by 14% to $122.3 million.
•Increased total volume by 15% to 44,966 tests and testing volume by 18% to 42,441 tests.
•Grew Decipher revenue by 24% to $76.3 million and Afirma revenue by 5% to $43.4 million.
•Grew Decipher volume by 28% to approximately 25,500 tests and Afirma volume by 8% to approximately 16,950 tests.
•Recorded GAAP net loss of $1.0 million, or (0.8%) of revenue, including $20.5 million of one-time impairment charges, and adjusted EBITDA of $35.8 million, or 27.5% of revenue.
•Generated $33.6 million of cash from operations to end the quarter with $320.7 million of cash, cash equivalents, and short-term investments as of June 30, 2025.
•Provided full year revenue guidance of $496 million to $504 million; raised testing revenue guidance to $477 million to $483 million or 14% to 15% year-over-year growth.
Key Business Highlights
•Kicked off our high risk and metastatic growth strategy with the full launch of Decipher for use in the metastatic population in June, engaging physicians in understanding the utility of Decipher in aiding decision making on treatment intensification.
•Demonstrated utility of Decipher Prostate and Decipher Bladder Genomic Classifiers as well as the Decipher GRID research capabilities through 29 abstracts presented and nine new publications.
•Supported the presentation of seven different abstracts covering clinical Afirma GSC data and research with Afirma GRID at scientific and medical conferences, and saw the publication of the first study detailing the development and validation of tumor behavior classifiers offered on the Afirma GRID research report, in Frontiers in Endocrinology.
•Added to the clinical data demonstrating that Prosigna accurately classifies patients’ risk of recurrence with the presentation of 10-year clinical outcomes data from the OPTIMA Prelim study at ESMO Breast Cancer Annual Congress.
•Completed the French entity restructuring process as it relates to the sale of the Veracyte SAS product manufacturing business and deconsolidation of the Veracyte SAS operations (see below).

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

Second Quarter 2025 Financial Results

Total revenue for the second quarter of 2025 was $130.2 million, an increase of 14% compared to $114.4 million reported in the second quarter of 2024. Testing revenue was $122.3 million, an increase of 14% compared to $107.0 million in the second quarter of 2024, driven by our Decipher Prostate and Afirma tests. Product revenue was $3.6 million, a decrease of 8% compared to $3.9 million in the second quarter of 2024. Biopharmaceutical and other revenue was $4.3 million, an increase of 21% compared to $3.6 million in the second quarter of 2024.

Total gross margin for the second quarter of 2025 was 69%, compared to 68% in the second quarter of 2024. Non-GAAP gross margin was 72%, compared to 71% in the second quarter of 2024.

Operating expenses were $95.0 million for the second quarter of 2025 including $20.5 million of impairment given the partial sale and subsequent liquidation proceedings of our French subsidiary. Non-GAAP operating expenses grew 2% to $60.3 million compared to $59.0 million in the second quarter of 2024.

Net loss for the second quarter of 2025 was $1.0 million, a decrease of 117% compared to the second quarter of 2024. Diluted net loss per common share was $0.01, a decrease of $0.08 compared to the second quarter of 2024. Non-GAAP diluted net earnings per common share was $0.44, an increase of $0.14 compared to the second quarter of 2024. Net cash provided by operating activities in the first six months of 2025 was $39.0 million, an improvement of $18.4 million compared to the same period in 2024.

Adjusted EBITDA for the second quarter of 2025 was $35.8 million, an improvement of 49% compared to the second quarter of 2024, representing 27.5% of revenue compared to 21.0% of revenue in the same period of 2024.

Update on Marseille Operations

As previously communicated, on May 7, 2025, the Commercial Court of Marseille opened restructuring proceedings related to Veracyte SAS, Veracyte Inc.'s French subsidiary. These proceedings allowed the court-appointed representative to evaluate opportunities for sale of all or part of the Veracyte SAS business, including Veracyte's immune-oncology biopharma business, contract IVD development and manufacturing and support for Veracyte's IVD product development and manufacturing.

On July 16, 2025, the Marseille Commercial Court published a decision approving the sale of the manufacturing operations of Veracyte SAS to Helio Diagnostics SAS. The sale closed on August 1, 2025. Following the sale, the remaining Veracyte SAS assets will continue to be managed by the court-appointed administration until formal liquidation proceedings are opened, at which point the proceeding will be managed solely by a court-appointed judicial liquidator. Given the sale and subsequent liquidation proceedings we took a $20.5 million impairment charge on related assets in Q2 and have deconsolidated the entity as of August 1, 2025, the effective date of the sale.

Management will provide further details on the potential impact to Veracyte’s 2025 financial outlook during the conference call this afternoon.

2025 Financial Outlook

The company is raising full-year 2025 testing revenue guidance to $477 million to $483 million, or 14% to 15% year-over-year growth, from prior guidance of $470 million to $480 million. Adjusting for the impact of the paused Envisia test, the guidance implies 16% to 17% year-over-year testing revenue growth. Given the resolution of the French subsidiary proceedings, the company is initiating full-year 2025 total revenue guidance of $496 million to $504 million, or 11% to 13% year-over-year growth.

Additionally, the company is raising guidance for adjusted EBITDA as a percentage of revenue in 2025 to 23.5% from 22.5%.

The company is unable to provide a quantitative reconciliation of expected adjusted EBITDA as a percentage of revenue to the most directly comparable forward-looking GAAP measure without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, that are dependent on various factors, are out of the company’s control, or that cannot be reasonably predicted. Such adjustments include, but are not limited to, acquisition-related expenses, and other adjustments. Any associated estimate of these items and their impact on GAAP performance for the guidance period could vary materially. For more information on the non-GAAP financial measures, please refer to the section titled “Note Regarding Use of Non-GAAP Financial Measures” at the end of this press release.

Conference Call and Webcast Details

Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/5gqvvmtt. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call dial-in can be accessed by registering at the following link: https://register-conf.media-server.com/register/BIa43bf725ecd6429ca843c042bb78bdf8.

About Veracyte

Veracyte (Nasdaq: VCYT) is a global diagnostics company whose vision is to transform cancer care for patients all over the world. We empower clinicians with the high-value insights they need to guide and assure patients at pivotal moments in the race to diagnose and treat cancer. Our Veracyte Diagnostics Platform delivers high-performing cancer tests that are fueled by broad genomic and clinical data, deep bioinformatic and AI capabilities, and a powerful evidence-generation engine, which ultimately drives durable reimbursement and guideline inclusion for our tests, along with new insights to support continued innovation and pipeline development. For more information, please visit www.veracyte.com or follow us on LinkedIn or X (Twitter).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to our statements related to our plans, objectives, and expectations (financial and otherwise), including with respect to our Marseille, France operations, 2025 financial and operating results; and our intentions with respect to our tests and products, for use in diagnosing and treating diseases, in and outside of the United States. Forward-looking statements can be identified by words such as: “appears,” “anticipate,” “intend,” “plan,” “expect,” “believe,” “should,” “may,” “could,” “would,” “will,” “enable,” “positioned,” “offers,” “designed,” “ultimately,” “strategic,” “outlook,” “guidance,” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: our ability to launch, commercialize and receive reimbursement for our products; our ability to execute on our business strategies relating to the C2i Genomics acquisition, integration of the business and the realization of expected benefits and synergies; our ability to demonstrate the validity and utility of our genomic tests and biopharma and other offerings; our ability to continue executing on our business plan; our ability to continue to scale our global operations and enhance our internal control environment; the impact of the war in Ukraine and other regional conflicts on European economies; the impact of foreign currency fluctuations, volatile interest rates, inflation, the impact of legislation and policies enacted by the current U.S. administration; turmoil in the global banking and finance system; the ongoing conflict in the Middle East; and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2025, as well as in other documents that we may file from time to time with the Securities and Exchange Commission. Copies of these documents, when available, may be found in the Investors section of our website at investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, the Veracyte logo, Decipher, C2i Genomics, and Afirma are registered trademarks of Veracyte, Inc., and its subsidiaries in the U.S. and selected countries.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and reference certain non‐GAAP results including non-GAAP gross margin, non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA as a percentage of revenue, non-GAAP net income, and non-GAAP earnings per share (EPS) and non-GAAP weighted average shares outstanding. These non-GAAP financial measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP financial measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP financial measures we present may be different from those used by other companies, including similarly titled measures.

We compute these non-GAAP measures by adjusting the applicable GAAP measure to remove the impact of certain recurring and non-recurring charges and gains and to adjust for the impact of income tax items related to such adjustments to our GAAP financial statements. In particular, we exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences, HalioDx and C2i Genomics, impairment charges associated with the nCounter license and other biopharmaceutical services related to HalioDx intangible assets, all stock-based compensation and certain costs related to restructuring from all of our non-GAAP financial measures as well as depreciation and income tax items from our adjusted EBITDA and adjusted EBITDA as a percentage of revenue. Beginning in the second quarter of 2024, we changed our non-GAAP policy to exclude all stock-based compensation to align with our peers and we have also excluded all stock-based compensation from our prior period non-GAAP financial measures. Management has excluded the effects of these items in non-GAAP financial measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, together with its supplemental non‐GAAP information and the reconciliation between these presentations. See “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Testing revenue	$122,263	$106,970	$229,572	$197,273
Product revenue	3,598	3,906	7,178	7,443
Biopharmaceutical and other revenue	4,303	3,552	7,887	6,556
Total revenue	130,164	114,428	244,637	211,272

Cost of revenue: (1)
Cost of testing revenue	32,407	27,920	60,667	53,899
Cost of product revenue	1,749	1,874	3,171	4,518
Cost of biopharmaceutical and other revenue	3,572	3,812	6,270	6,650
Intangible asset amortization - cost of revenue	2,667	2,909	5,252	5,824
Total cost of revenue	40,395	36,515	75,360	70,891
Gross profit	89,769	77,913	169,277	140,381
Operating expenses: (1)
Research and development	16,264	16,465	33,984	32,430
Selling and marketing	25,316	24,216	49,770	47,998
General and administrative	32,331	31,745	66,139	57,955
Impairment of assets	20,505	—	20,505	429
Intangible asset amortization - operating expenses	621	881	1,243	1,619
Total operating expenses	95,037	73,307	171,641	140,431
Income (loss) from operations	(5,268)	4,606	(2,364)	(50)
Other income, net	6,518	2,755	11,042	5,503
Income (loss) before income taxes	1,250	7,361	8,678	5,453
Income tax provision	2,230	1,627	2,611	1,583
Net income (loss)	$(980)	$5,734	$6,067	$3,870
Earnings (loss) per share:
Basic	$(0.01)	$0.07	$0.08	$0.05
Diluted	$(0.01)	$0.07	$0.08	$0.05
Shares used to compute earnings (loss) per common share:
Basic	78,391,502	76,538,325	78,210,881	75,649,057
Diluted	78,391,502	77,163,149	79,905,121	76,600,079

1. Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of revenue	$608	$604	$1,128	$1,091
Research and development	2,008	1,895	4,074	3,658
Selling and marketing	2,198	2,142	4,156	3,235
General and administrative	6,171	5,213	12,585	9,889
Total stock-based compensation expense	$10,985	$9,854	$21,943	$17,873

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$(980)	$5,734	$6,067	$3,870
Other comprehensive income (loss):
Change in currency translation adjustments	16,682	(1,703)	24,131	(6,592)

Net comprehensive income (loss)	$15,702	$4,031	$30,198	$(2,722)

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2025	2024
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$219,499	$239,087
Short-term investments	101,220	50,354
Accounts receivable	50,814	46,525
Supplies and inventory	25,020	21,750
Prepaid expenses and other current assets	18,128	14,551
Total current assets	414,681	372,267
Property, plant and equipment, net	18,552	22,953
Right-of-use assets, operating leases	38,679	48,189
Intangible assets, net	95,806	102,301
Goodwill	773,255	745,800
Restricted cash	1,654	1,544
Other assets	1,477	6,981
Total assets	$1,344,104	$1,300,035
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,447	$8,634
Accrued liabilities	43,707	43,826
Current portion of deferred revenue	1,450	1,673
Current portion of acquisition-related contingent consideration	13,415	16,981
Current portion of operating lease liabilities	6,414	7,500
Current portion of other liabilities	—	19
Total current liabilities	76,433	78,633
Deferred tax liabilities	1,301	1,227
Acquisition-related contingent consideration, net of current portion	573	561
Operating lease liabilities, net of current portion	44,232	43,237
Other liabilities	508	411
Total liabilities	123,047	124,069
Total stockholders’ equity	1,221,057	1,175,966
Total liabilities and stockholders’ equity	$1,344,104	$1,300,035

1. The condensed consolidated balance sheet at December 31, 2024 has been derived from the audited financial statements at that date included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 28, 2025.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2025	2024
Operating activities
Net income	$6,067	$3,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,851	11,328
Loss on disposal of property, plant and equipment	15	68
Stock-based compensation	21,943	17,873
Deferred income taxes	74	23
Noncash lease expense	1,600	2,287
Revaluation of acquisition-related contingent consideration	(2,879)	863
Effect of foreign currency on operations	(5,050)	896
Impairment loss	20,505	429
Changes in operating assets and liabilities:
Accounts receivable	(4,283)	(10,086)
Supplies and inventory	(2,863)	(3,266)
Prepaid expenses and other current assets	(5,460)	(2,183)
Other assets	(1,389)	(1,213)
Operating lease liabilities	(1,186)	(2,446)
Accounts payable	3,113	(1,706)
Accrued liabilities and deferred revenue	(2,091)	3,872
Net cash provided by operating activities	38,967	20,609
Investing activities
Acquisition of C2i, net of cash acquired	—	5,012
Purchase of short-term investments	(99,998)	—
Proceeds from maturity of short-term investments	51,061	—
Purchases of property, plant and equipment	(3,105)	(4,904)
Net cash (used in) provided by investing activities	(52,042)	108
Financing activities
Payment of taxes on vested restricted stock units	(11,831)	(5,135)
Proceeds from the exercise of common stock options and employee stock purchases	4,781	4,260
Net cash used in financing activities	(7,050)	(875)
Increase (decrease) in cash, cash equivalents and restricted cash	(20,125)	19,842
Effect of foreign currency on cash, cash equivalents and restricted cash	647	(169)
Net increase (decrease) in cash, cash equivalents and restricted cash	(19,478)	19,673
Cash, cash equivalents and restricted cash at beginning of period	240,631	217,330
Cash, cash equivalents and restricted cash at end of period	$221,153	$237,003

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands)

	June 30,	December 31,
	2025	2024
Cash and cash equivalents	$219,499	$239,087
Restricted cash	1,654	1,544
Total cash, cash equivalents and restricted cash	$221,153	$240,631

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of Non-GAAP Cost of Revenue:
GAAP cost of testing revenue	$32,407	$27,920	$60,667	$53,899
Stock-based compensation expense	(542)	(497)	(988)	(887)
Acquisition related expenses (1)	—	—	—	(60)
Other adjustments (2)	—	—	—	(6)
Non-GAAP cost of testing revenue	$31,865	$27,423	$59,679	$52,946

GAAP cost of product revenue	1,749	1,874	3,171	4,518
Stock-based compensation expense	(1)	(1)	(2)	(2)
Acquisition related expenses (1)	—	—	—	—
Other adjustments (2)	(32)	—	(32)	—
Non-GAAP cost of product revenue	$1,716	$1,873	$3,137	$4,516

GAAP cost of biopharmaceutical and other revenue	3,572	3,812	6,270	6,650
Stock-based compensation expense	(65)	(106)	(138)	(202)
Acquisition related expenses (1)	—	—	—	—
Other adjustments (2)	—	—	—	—
Non-GAAP cost of biopharmaceutical and other revenue	$3,507	$3,706	$6,132	$6,448

Reconciliation of Non-GAAP Gross Margin:
GAAP Gross Profit	$89,769	$77,913	$169,277	$140,381
GAAP Gross Margin	69.0%	68.1%	69.2%	66.4%
Amortization of intangible assets	2,667	2,909	5,252	5,824
Stock-based compensation expense	608	604	1,128	1,091
Acquisition related expenses (1)	—	—	—	60
Other adjustments (2)	32	—	32	6
Non-GAAP Gross Profit	$93,076	$81,426	$175,689	$147,362
Non-GAAP Gross Margin	71.5%	71.2%	71.8%	69.7%

1.Includes transaction-related expenses. For the six months ended June 30, 2024, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics.
2.For the three months ended June 30, 2025, and six months ended June 30, 2025, adjustments include expenses related to Veracyte SAS investment review. For the six months ended June 30, 2024, adjustments include expenses related to restructuring cost associated with portfolio prioritization.

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of Non-GAAP Operating Expenses:
GAAP research and development	$16,264	$16,465	$33,984	$32,430
Stock-based compensation expense	(2,008)	(1,895)	(4,074)	(3,658)
Acquisition related expenses (1)	—	23	—	(397)
Other adjustments (2)	—	2	—	(276)
Non-GAAP research and development	$14,256	$14,595	$29,910	$28,099

GAAP sales and marketing	$25,316	$24,216	$49,770	$47,998
Stock-based compensation expense	(2,198)	(2,142)	(4,156)	(3,235)
Acquisition related expenses (1)	—	—	—	(124)
Other adjustments (2)	—	(194)	—	(1,094)
Non-GAAP sales and marketing	$23,118	$21,880	$45,614	$43,545

GAAP general and administrative	$32,331	$31,745	$66,139	$57,955
Stock-based compensation expense	(6,171)	(5,213)	(12,585)	(9,889)
Acquisition related expenses (1)	925	(1,116)	(427)	(4,585)
Other adjustments (2)	(4,144)	(2,854)	(7,838)	(3,120)
Non-GAAP general and administrative	$22,941	$22,562	$45,289	$40,361

GAAP total operating expenses	$95,037	$73,307	$171,641	$140,431
Amortization of intangible assets	(621)	(881)	(1,243)	(1,619)
Stock-based compensation expense	(10,377)	(9,250)	(20,815)	(16,782)
Acquisition related expenses (1)	925	(1,093)	(427)	(5,536)
Other adjustments (2)	(24,649)	(3,046)	(28,343)	(4,490)
Non-GAAP total operating expenses	$60,315	$59,037	$120,813	$112,004

1.Includes transaction-related expenses as well as post-combination compensation expenses. For the three months ended June 30, 2025, adjustments consist primarily of transaction-related expenses associated with contingent consideration related to the NanoString Technologies, Inc. ("NanoString") transaction ($1.0 million) partially offset by contingent consideration associated with the C2i Genomics Ltd ("C2i Genomics") acquisition ($0.1 million). For the three months ended June 30, 2024, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($1.0 million) and adjustments relating to the remeasurement of contingent consideration related to our adoption of a multi-platform IVD strategy ($0.1 million). For the six months ended June 30, 2025, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($1.4 million) partially offset by NanoString contingent consideration ($1.0 million). For the six months ended June 30, 2024, adjustments consist of transaction-related expenses associated with the acquisition of C2i Genomics.
2.For the three months ended June 30, 2025, adjustments primarily include expenses related to Veracyte SAS impairment loss ($20.5 million) and Veracyte SAS investment review ($4.2 million). For the three months ended June 30, 2024, adjustments primarily include expense related to restructuring costs associated with a reduction in our Biopharmaceutical and Other segment ($2.9 million) and expense related to restructuring costs associated with portfolio prioritization including the reduction in Envisia commercial support ($0.2 million). For the six months ended June 30, 2025, adjustments include additional expenses related to Veracyte SAS investment review ($3.8 million) partially offset by adjustments related to restructuring costs ($0.1 million). For the six months ended June 30, 2024, adjustments include additional restructuring costs associated with the portfolio prioritization including the reduction in Envisia commercial support ($1.4 million).

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of Adjusted EBITDA:
GAAP Net Income (Loss)	$(980)	$5,734	$6,067	$3,870
GAAP Net Income (Loss) as a % of Revenue	(0.8%)	5.0%	2.5%	1.8%
Amortization of intangible assets	3,288	3,790	6,495	7,443
Depreciation expense	2,201	1,948	4,356	3,885
Stock-based compensation expense	10,985	9,854	21,943	17,873
Acquisition related expenses (1)	(925)	1,093	427	5,596
Other expense (income), net (2)	(3,170)	(3,052)	(6,146)	(6,313)
Other adjustments (3)	22,147	3,046	24,738	4,496
Income tax expense (benefit)	2,230	1,627	2,611	1,583
Adjusted EBITDA	$35,776	$24,040	$60,491	$38,433
Adjusted EBITDA as a % of Revenue	27.5%	21.0%	24.7%	18.2%

Reconciliation of Non-GAAP Net Income (Loss)
GAAP Net Income (Loss)	$(980)	$5,734	$6,067	$3,870
Amortization of intangible assets	3,288	3,790	6,495	7,443
Stock-based compensation expense	10,985	9,854	21,943	17,873
Acquisition related expenses (1)	(925)	1,093	427	5,596
Other adjustments (3)	22,147	3,046	24,738	4,496
Tax adjustments (4)	437	(114)	(242)	(1,246)
Non-GAAP Net Income	$34,952	$23,403	$59,428	$38,032

Reconciliation of Non-GAAP Earnings per Share
Diluted earnings per share, GAAP	$(0.01)	$0.07	$0.08	$0.05
Amortization of intangible assets	0.04	0.05	0.08	0.10
Stock-based compensation expense	0.14	0.13	0.27	0.23
Acquisition related expenses (1)	(0.01)	0.01	0.01	0.07
Other adjustments (3)	0.28	0.04	0.31	0.06
Tax adjustments (4)	0.01	—	—	(0.02)
Rounding and impact of dilutive shares	(0.01)	—	(0.01)	0.01
Diluted earnings per share, non-GAAP	$0.44	$0.30	$0.74	$0.50

Weighted average shares outstanding used in computing diluted earnings per share
Diluted, GAAP	78,391,502	77,163,149	79,905,121	76,600,079
Dilutive effect of equity awards (5)	1,057,711	—	—	—
Diluted, non-GAAP	79,449,213	77,163,149	79,905,121	76,600,079

1.Includes transaction-related expenses as well as post-combination compensation expenses. For the three months ended June 30, 2025, adjustments consist primarily of transaction-related expenses associated with contingent consideration related to NanoString ($1.0 million) partially offset by contingent consideration associated with the acquisition of C2i Genomics ($0.1 million). For the three months ended June 30, 2024, adjustments consist primarily of transaction related expenses associated with the acquisition of C2i Genomics ($1.0 million) and adjustments relating to the remeasurement of contingent consideration related to our adoption of a multi-platform IVD strategy ($0.1 million). For the six months ended June 30, 2025, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($1.4 million) partially offset by NanoString contingent consideration ($1.0 million). For the six months ended June 30, 2024, adjustments consist of transaction-related expenses associated with the acquisition of C2i Genomics.
2.Includes interest income and income related to research tax credits.
3.For the three months ended June 30, 2025, adjustments primarily include expenses related to Veracyte SAS impairment loss ($20.5 million) and Veracyte SAS investment review ($4.2 million), partially offset by the exclusion of unrealized gains associated with foreign exchange impacts on stock-based compensation and intercompany loans ($2.5 million). For the three months ended June 30, 2024, adjustments primarily include expense related to restructuring costs associated with a reduction in our Biopharmaceutical and Other segment ($2.9 million) and expense related to restructuring costs associated with portfolio prioritization including the reduction in Envisia commercial support ($0.2 million). For the six months ended June 30, 2025 adjustments include additional expenses related to Veracyte SAS investment review ($3.8 million) partially offset by adjustments related to restructuring costs ($0.1 million) and additional exclusion of unrealized gains associated with foreign exchange impacts on stock-based compensation and intercompany loans ($1.1 million). For the six months ended June 30, 2024, adjustments include additional restructuring costs associated with the portfolio prioritization including the reduction in Envisia commercial support ($1.4 million).
4.Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
5.In those periods in which GAAP net (loss) income is negative and non-GAAP net (loss) income is positive, non-GAAP diluted weighted average shares outstanding includes potentially dilutive common shares from equity awards as determined using the treasury stock method.

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Investors:
Shayla Gorman
investors@veracyte.com
619-393-1545

Media:
Tracy Morris
media@veracyte.com
650-380-4413